Exhibit 10(b)

PROTECTIVE LIFE CORPORATION

LONG-TERM INCENTIVE PLAN

(As Amended and Restated as of December 31, 2008)

1.             Purpose.  The purpose of the Protective Life Corporation Long-Term Incentive Plan is to further the long-term growth in profitability of Protective Life Corporation by offering long-term incentives to those key executives, officers and employees who will be largely responsible for such growth.

2.             Definitions.

“Award” shall mean any grant or award under the Plan.

“Award Period” shall mean the period of calendar years fixed by the Committee with respect to all Performance Share Awards with the same Date of Grant (but no more than five years) commencing with each Date of Grant, except that the Award Period for a recently hired employee may be for such lesser period as determined by the Committee.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) the willful failure by the Participant to perform substantially the Participant’s duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii)  the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company or any Subsidiary.

“Change in Control” shall mean, subject to the provisions of Code Section 409A, the occurrence of one or more of the following: (i) any one person (or more than one person acting as a group (as provided in Code Section 409A)) (such person or group, an “Acquiring Person”) acquires ownership of the Company’s stock that, together with stock previously held by the Acquiring Person, constitutes more than 50% of the total fair market value or more than 50% of the total voting power of the Company, or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board before the date of the appointment or election, or (iii) an Acquiring Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Acquiring Person) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of the Company’s assets immediately before such acquisition or acquisitions.

“Change in Control Price” shall mean the greater of (i) the price per share of Common Stock immediately preceding any transaction resulting in a Change in Control or (ii) the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash), except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be the Fair Market Value on the date on which the cash out described in Section 10(a) occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Committee” shall mean the Compensation and Management Succession Committee of the Board (or such other committee of the Board as the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Code Section 162(m) and a “non-employee director” within the meaning of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

“Common Stock” shall mean the common stock, par value $0.50 per share, of the Company.

“Company” shall mean Protective Life Corporation, a Delaware corporation.

“Date of Grant” with respect to a Performance Share Award shall mean as of January 1 of the year in which such Award is made.

“Disability” shall mean that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least 12 months, (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company, or (iii) has been determined to be totally disabled by the Social Security Administration.

“Eligible Employee” shall mean any person (including any officer) employed by the Company or any Subsidiary.

“Employment” shall mean continuous and regular salaried employment with the Company or a subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence and any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former subsidiary of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

“Executive Officer” shall mean any person who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

“Fair Market Value” of the Common Stock shall mean (i) with respect to Performance Shares, the average of the daily closing prices for a share of the Common Stock for the twenty trading days prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange — Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or, if the Common Stock is not listed on any such exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use or (ii) with respect to other Awards, on any date, the closing price of a share of Common Stock, as reported for such day on a national exchange, or the mean between the closing bid and asked prices for a share of Common Stock on such date, as reported on a nationally recognized system of price quotation; provided that, in the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

“Incentive Stock Option” shall mean an Option which is intended to meet the requirements of Code Section 422.

“Interim Period” shall mean a period of calendar years chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

“Nonstatutory Stock Option” shall mean an Option which is not intended to be an Incentive Stock Option.

“Normal Retirement” shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

“Option” shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions imposed by the Plan or the Committee.

“Participant” shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

“Performance Share” shall mean the equivalent of one share of Common Stock granted under Section 6 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

“Plan” shall mean the Protective Life Corporation Long-Term Incentive Plan as set forth herein and as may be amended from time to time.

“Restricted Period” shall mean the period during which a grant of Restricted Stock or Restricted Stock Units is subject to forfeiture.

“Restricted Stock” shall mean any Award of Common Stock granted under Section 9 which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.

“Restricted Stock Unit” shall mean any Award of a contractual right granted under Section 9 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.

“Specified Employee” shall mean, with respect to April 1 of each calendar year (beginning April 1, 2005) and for the 12-month period thereafter, any person who met the definition of a “key employee” of the Company under Code Section 416(i) (without regard to Code Section 416(i)(5)) at any time during the preceding calendar year, all as provided in Code Section 409A.

“Stock Appreciation Right” shall mean any Award of a contractual right granted under Section 8 to receive cash, Common Stock or a combination thereof.

“Subsidiary” shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

“Termination of Employment” shall mean a Participant’s “separation from service” with the Company and the Subsidiaries and affiliates by which the Participant is employed, as defined in Code Section 409A (other than a separation from service as a result of death or Disability).

3.             Administration of the Plan.

The Plan shall be administered by the Committee which, subject to the provisions of the Plan, shall have the authority to select the Eligible Employees who are to participate in the Plan, to determine the Awards to be made to each Eligible Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan.  Except as otherwise provided in the Plan, the Committee’s interpretation and construction of the Plan and its determination of any conditions applicable to Awards or the granting of Awards to specific Participants shall be conclusive and binding on all Participants.

In connection with its determination as to the payment of Performance Shares, the Committee has full discretion to adjust performance criteria to recognize special or nonrecurring situations or circumstances for the Company or any other corporation or entity for any year.

The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from any such consultant or agent.  All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.  No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

The Plan shall be unfunded.  Benefits under the Plan shall be paid from the general assets of the Company.

4.             Maximum Amount of Shares Available for Awards.

(a)  Maximum Number of Shares.  The maximum number of shares of Common Stock that may be issued under the Plan shall be a total of 1,000,000 shares of Common Stock plus the number of shares of Common Stock remaining available for issuance under the Plan as of May 5, 2008.  Whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan, the number of shares actually issued shall be counted against the foregoing limit.  Notwithstanding the foregoing, but subject to the provisions of Section 4(c), in no event shall (i) the number of shares of Performance Shares, Restricted Stock or Restricted Stock Units awarded after May 5, 2008 exceed an aggregate of 750,000 Awards, and (ii) any Participant receive Awards in any calendar year for more than an aggregate of 400,000 Performance Shares, Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

(b)  Shares Available for Issuance.  Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company’s treasury and not reserved for another purpose.  If any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under Section 4(a) by reason of such Award except in the case of the exercise of a Stock Appreciation Right granted in tandem with an Option.  In addition, if any Award in respect of shares is canceled or forfeited for any reason without delivery of shares of Common Stock, the shares subject to such Award shall thereafter again be available for award pursuant to the Plan.

(c)  Adjustment for Corporate Transactions.  If there is a change in the Common Stock as a result of a stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Awards under the Plan, (ii) the number and kinds of shares subject to outstanding Options and other Awards and (iii) the grant, exercise, base or conversion price with respect to any of the foregoing; provided that the number of shares subject to any Option or other Award shall always be a whole number.  The Committee may also make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award.

5.             Participation.  Participants in the Plan shall be selected by the Committee from those Eligible Employees who, in the judgment of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

6.             Performance Shares.

(a)  Performance Share Awards.

(1)  After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Eligible Employees to receive Performance Share Awards in any year as of the Date of Grant.  Any Eligible Employee may be granted more than one Performance Share Award under the Plan, but no Eligible Employee may earn, in the aggregate, more than 50% of the Performance Shares which are the subject of the Plan.  An Award of Performance Shares hereunder shall not be made unless such Award is in compliance with all applicable law.

(2)  No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time the Committee determines the form of payment of Performance Shares pursuant to this Section 6.

(3)  Payment of a Performance Share Award to any Participant shall be made in accordance with this Section 6 and shall be subject to such conditions for payment as the Committee may prescribe.  The Committee may prescribe different conditions for different Participants.  Unless the Committee otherwise determines at the time of grant of Performance Shares to an Executive Officer, the performance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a division or subsidiary or based on comparative performance relative to other companies: (i) total shareholder return, (ii) stock price appreciation, (iii) income per share, (iv) return on equity, assets or invested capital, (v) operating earnings, net income, operating income or economic value added, (vi) sales, assets or revenues, or growth in sales, assets or revenues, (vii) efficiency or expense management (such as unit cost), or (viii) such other reasonable criteria as the Committee may determine; provided that to the extent the Committee determines that it is necessary to qualify compensation under Code Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) through (vii) above.  The Committee may prescribe conditions such that payment of an Award may be made with respect to a number of shares of Common Stock that is greater than the number of Performance Shares awarded.  Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Performance Shares to reflect such factors, including, without limitation, changes in a Participant’s duties or responsibilities or changes in business objectives (e.g., from corporate to subsidiary or division performance or vice versa), as the Committee shall deem necessary or appropriate.  In making any such adjustment, the Committee shall adjust the number of Performance Shares or take other appropriate actions to prevent any enlargement or diminution of the Participant’s rights related to service rendered and performance attained prior to the effective date of such adjustment.

(4)      Each Performance Share Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period with respect to the Award and, if so, the length of the Interim Period.

(b)  Payment of Performance Share Awards.  Each Participant who is granted a Performance Share Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied.  At the time of grant of each Performance Share Award, the Committee shall decide whether there will be an Interim Period.  If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted a Performance Share Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied.  Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of the Award.  Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

Unless otherwise directed by the Committee, the Company shall make payment of Performance Share Awards as soon as reasonably practicable after the Committee determines that payment has been earned and in the calendar year after the calendar year the applicable performance period ends. Unless otherwise directed by the Committee, all payments of Performance Share Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state, and local taxes which the Participant’s employer is required to withhold on account of such payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state, and local taxes which the Participant’s employer is required to withhold on account of such payment. There shall be deducted from the cash portion of all Performance Share Award payments all taxes to be withheld with respect to such Awards.

For payment of each Performance Share Award, the number of shares of Common Stock to be distributed to the Participant shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant less the portion of the Award that was paid in cash, divided by the Fair Market Value of a Performance Share.

(c)  Death or Disability.  If, prior to the close of an Award Period, a Participant has a Termination of Employment by reason of death or incurs a Disability, payment of the Participant’s outstanding Performance Share Awards shall be made as soon as reasonably practicable (and within 90 days) after death or the date of the determination of Disability, and the number of Performance Shares for each Award to be paid shall be computed by (i) determining the number of Performance Shares that would have been paid if the subject Award Period had ended on the December 31 immediately preceding the date of death or the date of determination of Disability (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period); (ii) multiplying the number determined pursuant to clause (i) by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Eligible Employee, and the denominator of which is the number of months in the Award Period; and (iii) reducing the resulting product by any Performance Shares for which payment has been made with respect to any Interim Period during such Award Period.  For purposes of this Section 6(c), the Fair Market Value of the Common Stock shall be based on the twenty trading days immediately preceding the date of death or the date of the determination of Disability.  Except as provided in Section 6(g), payments for Awards awarded in the year in which the Participant has a Termination of Employment by reason of death or incurs a Disability shall be paid at the same percentage as an Award awarded in the year immediately preceding the year of death or Disability.

(d)  Retirement Prior to Close of Award Period.  Unless otherwise determined by the Committee and subject to the provisions of the Plan (including Section 11(b)), if, prior to the close of an Award Period, a Participant has a Termination of Employment by reason of retirement on or after the Participant’s Normal Retirement date or prior to the Participant’s Normal Retirement date if such retirement was at the request or with the consent of the Participant’s employer, payment of the Participant’s outstanding Performance Share Awards will be made as soon as reasonably practicable (and within 90 days) after such retirement and such payment shall be computed in the same manner as in

Section 6(c), using the effective date of retirement in place of the date of death or the date of determination of Disability.

(e)  Termination Under Certain Circumstances.  If, before the end of an Award Period, a Participant has a Termination of Employment by reason of (i) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (ii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of the Participant’s outstanding Performance Share Awards shall be within the exclusive discretion of the Committee.  Subject to the provisions of the Plan (including Section 11(b)), payment, if any, of Performance Share Awards to such Participant shall be made as soon as reasonably practicable (and within 90 days) after one of the events described in the preceding sentence of this Section 6(e) occurs and the amount of such payment shall be computed in the same manner as in Section 6(c), using the effective date that such event occurs in place of the date of death or the date of determination of Disability.

(f)  Voluntary Termination or Discharge.  If, before the end of an Award Period, a Participant has a Termination of Employment and there is no payment due under Sections 6(c), (d) or (e) or Section 10, all of such Participant’s outstanding Performance Shares shall forthwith and automatically be cancelled and all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate, unless the Committee determines otherwise (and subject to such terms and conditions as the Committee shall determine).

(g)  Interpretation.  Except as otherwise provided in this Section 6(g), any Plan provision to the contrary notwithstanding, if any Award of Performance Shares is intended, at the time of grant, to be “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), to the extent required to so qualify any Award hereunder, (i) the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as performance-based compensation and (ii) subject to Section 11(b), if an Executive Officer has a Termination of  Employment by reason of retirement on or after the Participant’s Normal Retirement date or prior to the Participant’s Normal Retirement date if such retirement was at the request of the Executive Officer’s employer, the payment, if any, with respect to any Performance Shares awarded since the December 31 immediately preceding the date of Termination of Employment  shall be made as soon as reasonably practicable after the end of the year in which such Termination of Employment occurs (and in no event after the end of the following calendar year), and the number of Performance Shares to be paid shall be equal to that percentage, if any, of such Award that would have been earned if, based on the conditions set by the Committee for payment of Awards for the subject Award Period, the subject Award Period had ended as of December 31 of the year in which the Termination of Employment occurred, times a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Eligible Employee, and the denominator of which is the number of months in the Award Period.

7.             Stock Options.

(a)  Grant.  Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option.  The Committee shall have the authority to grant Incentive Stock Options and Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Participant who is not an employee of the Company or one of its Subsidiaries at the time of grant. Options shall not be exercisable after the expiration of ten years from the date of grant.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Code Section 422.

(b)  Option Price.  The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

(c)  Exercise.  Each Option may be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date the Option is granted.  The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including, without limitation, any conditions relating to the application of federal or state securities laws.  No shares of Common Stock shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor.  Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.  The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

(d)  Termination of Employment and Disability.  Unless the Committee shall otherwise determine at or after the date of grant (and subject to such terms and conditions as the Committee may determine), an Option shall be exercisable following the termination of a Participant’s Employment only to the extent provided in this Section 7(d).  If a Participant incurs a Disability or the Participant’s Employment terminates due to the Participant’s (i) death, (ii) retirement on or after the Participant’s Normal Retirement date, or (iii) retirement prior to the Participant’s Normal Retirement date if such retirement was at the request or with the consent of the Participant’s employer, the Participant (or, in the event of the Participant’s death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant’s beneficiary or legal representative) may exercise any Option held by the Participant at the time of such Disability or Employment termination, regardless of whether then exercisable, for a period of three years in the case of retirement pursuant to clause (ii) or (iii) and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after the date of grant), but in no event after the date the Option otherwise expires.  If a Participant’s Employment is terminated for Cause (or if, after the Participant’s Employment terminates, the Committee determines that the Participant’s Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable.  If a Participant’s Employment terminates for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant’s death or Disability during the period during which an Option is exercisable under this sentence, the Participant’s beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser number of Options or such greater or lesser period as the Committee shall specify at or after the date of grant, and subject to such terms and conditions as the Committee may determine) following the date of such termination, but in no event after the date the Option otherwise expires.

8.             Stock Appreciation Rights.

(a)  Grant of Stock Appreciation Rights.  Subject to the provisions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option.   Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time the Option is granted or at a later time.  Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 7(b).

(b)  Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof.  The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change in Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after the date of grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable.  Unless the Committee shall establish a different exercise schedule at or after the date of grant, each Stock Appreciation

Right shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date of grant.

(c)  Termination of Employment and Disability.  Unless the Committee shall otherwise determine at or after the date of grant (and subject to such terms and conditions as the Committee may determine), a Stock Appreciation Right shall be exercisable following the termination of a Participant’s Employment only to the extent provided in this Section 8(c).  If a Participant incurs a Disability or the Participant’s Employment terminates due to the Participant’s (i) death, (ii) retirement on or after the Participant’s Normal Retirement date, or (iii) retirement prior to the Participant’s Normal Retirement date if such retirement was at the request or with the consent of the Participant’s employer, the Participant (or, in the event of the Participant’s death or Disability during Employment or during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant’s beneficiary or legal representative) may exercise any Stock Appreciation Right held by the Participant at the time of such Disability or Employment termination, regardless of whether then exercisable, for a period of three years in the case of retirement pursuant to clause (ii) or (iii) and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after the date of grant), but in no event after the date the Stock Appreciation Right otherwise expires.  If a Participant’s Employment is terminated for Cause (or if, after the Participant’s Employment terminates, the Committee determines that the Participant’s Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Stock Appreciation Rights held by the Participant shall immediately terminate, regardless of whether then exercisable.  If a Participant’s Employment terminates for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant’s death or Disability during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant’s beneficiary or legal representative) may exercise any Stock Appreciation Right which was exercisable at the time of such termination for 90 days (or such greater or lesser number of Stock Appreciation Rights or such greater or lesser period as the Committee shall specify at or after the date of grant, and subject to such terms and conditions as the Committee may determine) following the date of such termination, but in no event after the date the Stock Appreciation Right otherwise expires.

9.             Restricted Stock and Restricted Stock Units.

(a)  Grant of Restricted Stock or Restricted Stock Units.  Subject to the provisions of the Plan, the Committee may grant Awards of Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine.  Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement.  Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the

Secretary of the Company a certificate, endorsed in blank, relating to the shares of Common Stock covered by such Award.

(b)  Termination of Employment and Disability. Unless the Committee otherwise determines at or after the date of grant (and subject to such terms and conditions as the Committee may determine), the rights of a Participant with respect to an award of Restricted Stock or Restricted Stock Units outstanding at the time of the Participant’s Termination of Employment or Disability shall be determined under this Section 9(b).  If a Participant incurs a Disability or has a Termination of Employment due to the Participant’s (i) death, (ii) retirement on or after the Participant’s Normal Retirement date, or (iii) retirement prior to the Participant’s Normal Retirement date if such retirement was at the request or with the consent of the Participant’s employer, any restrictions on an Award of Restricted Stock or Restricted Stock Units shall lapse.  Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Stock Unit Award as to which the Restricted Period has not lapsed at the date of a Participant’s Termination of Employment for any reason not described in the preceding sentence shall be forfeited as of such date.

(c)  Delivery of Shares.  Subject to the provisions of the Plan (including Section 11(b)), upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock or Restricted Stock Units shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant’s beneficiary or estate, as the case may be.  No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock, except as otherwise provided in Section 11(a).  Payment for Restricted Stock shall be made by the Company in shares of Common Stock.  Payment for Restricted Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

(d)  Restricted Period; Restrictions on Transferability during Restricted Period.  Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any Award of Restricted Stock or Restricted Stock Units shall lapse, and the shares of Common Stock related to such Award shall become freely transferable, as to an equal amount of shares of Restricted Stock or Restricted Stock Units on each of the first five (5) anniversaries of the date of grant.  Restricted Stock or Restricted Stock Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period.  Any certificates issued in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company.  Subject to the provisions of the Plan (including Section 11(b)), at the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant’s legal representative.  At or after the date of grant, the Committee may accelerate the vesting of any Award of Restricted Stock or Restricted Stock Units or waive any conditions to the vesting of any such Award.

(e)  Rights as a Stockholder; Dividend Equivalents.  Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to such shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.  The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Stock Units, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of shares of Common Stock (“Dividend Equivalents”).  To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant’s account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Stock Units shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

10.          Change in Control.

(a)  Accelerated Vesting and Payment.  Subject to the provisions of Section 10(b), in the event of a Change in Control, each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in shares of Common Stock or in cash (at the discretion of the Committee) of an amount equal to the excess of the Fair Market Value of a share of Common Stock over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable; and the Restricted Period applicable to all shares of Restricted Stock or Restricted Stock Units shall expire and all such shares shall become nonforfeitable and immediately transferable.

(b)  Alternative Awards.  Notwithstanding the provisions of Section 10(a), no cancellation, acceleration of exercisability, vesting, issuance of shares, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i)  be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

(ii)  provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii)  have substantially equivalent economic value to such Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

(iv)  have terms and conditions which provide that if the Participant’s employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination of employment by a Participant following a material reduction in the Participant’s compensation, a material reduction in the Participant’s responsibilities or the relocation of the Participant’s principal place of employment to another location a material distance farther away from the Participant’s home, in each case, without the Participant’s prior written consent.

Notwithstanding the foregoing provisions of this Section 10(b), any Restricted Stock Units that are deferred compensation subject to Code Section 409A shall not be subject to the provisions of this Section 10(b) and, upon a Change in Control, the Restricted Period of each such Restricted Stock Unit Award shall expire, all such Restricted Stock Units shall become nonforfeitable, and payment of such Restricted Stock Units shall be made within thirty (30) days after the Change in Control.

(c)  In the event of a Change in Control, each Participant shall be deemed to have earned Performance Shares with respect to each of the Participant’s Performance Share Awards outstanding at the date of such Change in Control.  The number of Performance Shares so earned for each Award shall be computed by determining the number of Performance Shares that would have been paid if the subject Award Period had ended on the December 31 immediately preceding the Change in Control (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period), provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable Award letter) with respect to such Award.  Performance Share Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control.  Each Performance Share so earned shall, in the discretion of the Committee, either (1) be paid in shares of Common Stock or (2) be canceled in exchange for an immediate payment in cash of an amount based upon the Change in Control Price.

11.          General Provisions.

(a)  Withholding.  The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Awards under the Plan.  In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award.  Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable pursuant to an Award) to satisfy, in whole or in part, the amount required to be withheld.

(b)  Delay of Distributions—Certain Key Employees.  Any Plan provision to the contrary notwithstanding and subject to Code Section 409A, to the extent required by Code Section 409A, payments to be made to a Specified Employee upon a Termination of Employment may not be made before the date that is six months after the date of the Termination of Employment (or, if earlier, the date of death of the Specified Employee).

(c)  Awards.  Each Award hereunder shall be evidenced in writing.  The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

(d)  Cancellation of Performance Shares.  The Committee may cancel Performance Shares granted to a Participant, provided the Participant has consented thereto in writing. In the event of any such cancellation, all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall immediately terminate.

(e)  No Assignment of Interest.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar arrangement for the benefit of such immediate family members (collectively, the “Permitted Transferees”), an Award or interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution.  All shares of Common Stock paid pursuant to the Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the General Counsel for the Company.  All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant, or, if applicable, the Permitted Transferees.

(f)  Designation of Beneficiary.  Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death.  Such designation may be changed or canceled at any time without the consent of any such beneficiary.  Any such designation, change or cancellation must be made in a form or manner approved by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.  If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(g)  Employment Rights.  An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of the Participant’s employer to terminate his or her employment at any time.

(h)  Expenses.  The expenses of administering the Plan shall be borne by the Company.

(i)  No Rights to Awards, No Shareholder Rights.  No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees.  Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

(j)  Construction of the Plan.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

(k)  Legend.  To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

“The shares of stock represented by this certificate are subject to the terms and conditions contained in the Protective Life Corporation Long-Term Incentive Plan and the Award Agreement, dated as of                           , between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in the Plan or in such Award Agreement) until                               .”

Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

(l)  Effective Date.  The Plan is a continuation of the Company’s 1997 Long-Term Incentive Compensation Plan and its Long-Term Incentive Plan as in effect prior to the date hereof.  The Plan, as amended and restated herein, shall be effective as of December 31, 2008.  No Awards may be granted under the Plan after December 31, 2017.

(m)  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would

(i)  increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c);

(ii)  change the exercise price at which Options may be granted, or the base price at which Stock Appreciation Rights may be granted;

(iii)                               change the definition of Performance Share; or

(iv)  remove the administration of the Plan from the Committee.

Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

(n)  Amendment, Cancellation and Buyout of Awards.  The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; provided, however, that (i) no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant, (ii) no outstanding Option may be altered in a manner that reduces the exercise price (except as provided in Section 4(c)), and (iii) no outstanding Stock Appreciation Right may be altered in a manner that reduces the base price (except as provided in Section 4(c)).  The Committee may not (i) provide for the cancellation of an Option or Stock Appreciation Right and the replacement of such Award with another Award, or (ii) provide for the buyout or purchase of an outstanding Option or Stock Appreciation Right with an exercise price or base price that is then greater than the Fair Market Value of a share of Common Stock.

(o)  Application of Proceeds.  The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

(p)  Compliance with Legal and Exchange Requirements.  The Plan, the grant and exercise of Awards hereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required.  The Company, in its discretion, may (i) postpone the exercise of Awards, the issuance or delivery of Common Stock under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation, (ii) require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations, and (iii) pay the Participant, in lieu of shares of Common Stock, cash in an amount based upon the Fair Market Value of a share of Common Stock as of the date shares of Common Stock would otherwise be issuable with respect to an Award.  The Company shall not be obligated to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, and regulations.  Any postponement of the exercise or settlement of any Award under this Section 11(p) shall not extend the term of such Award, and the Company, its officers and employees, the Board and the Committee shall have no obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) because of any actions taken pursuant to the provisions of this Section 11(p).

(q)  Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

[This document is executed on the following page.]

IN WITNESS WHEREOF, the Company has executed this document as of December 31, 2008.

PROTECTIVE LIFE CORPORATION

by:	/s/ John D. Johns
John D. Johns
Chairman of the Board, President and Chief Executive Officer